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                                Exhibit "23.2"


Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated March 14, 2001 included in HelpMate Robotics Inc.'s Form 10-K for the year ended December 31, 2000 and to all references to our Firm included in this registration statement.

                                                 /s/ Arthur Andersen LLP

Hartford, Connecticut
December 28, 2001